UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2009
____________________

TEL-INSTRUMENT ELECTRONICS CORP
(Exact name of registrant as specified in its charter)

New Jersey	33-18978	22-1441806
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

728 Garden St Carlstadt, New Jersey 07072	(201) 933-1600
(Address of principal executive offices)	(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02.   Unregistered Sales of Equity Securities

          On September 16, 2009, the registrant issued a press release announcing that it has raised approximately $520,000 of equity financing from directors of the Company in order to fund losses in the first two quarters ending September 30, 2009 and to facilitate the projected near-term expansion of the business.  The funds were raised from several directors (including the CEO and President) exercising Employee Stock Options previously granted and purchasing an additional 76,000 newly issued shares at $4.73 per share. This price per share was the market price of the Common Stock on the NYSE Amex on the date the shares were purchased and the price was determined to be fair by a Special Valuation Committee of the Board. As previously announced, other existing Tel shareholders will be provided the opportunity to purchase up to an additional 100,000 shares of the Company’s common stock at $4.73 per share, the same price as was paid by the directors. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

TEL-INSTRUMENT ELECTRONICS CORP

Date:	September 16, 2009	By:	/s/ Harold K. Fletcher
Harold K. Fletcher
CEO